INTERCOMPANY PROMISSORY NOTE

 (Fog Cutter-Maker)

$11,906,000	October 20, 2017
Beverly Hills, California

FOR VALUE RECEIVED, the undersigned Fog Cutter Capital Group Inc., a Maryland corporation (“Maker”), promises to pay to the order of FAT Brands Inc., a Delaware corporation (“Holder”), which term shall include any subsequent holder of this Promissory Note (this “Note”), in lawful money of the United States of America, the principal sum of Eleven Million Nine Hundred and Six Thousand Dollars ($11,906,000), with interest thereon commencing as of the date hereof at the rate described below. This Note is being issued by Maker to document an intercompany payable that is owed by Maker to Holder on the date hereof in the amount set forth above.

1.       Interest Rate. Interest on the principal balance outstanding on this Note shall be computed from the date hereof at the per annum rate of ten percent (10.0%), compounded annually, and shall continue to accrue until paid. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

2.       Payments. The entire amount of accrued but unpaid interest along with the outstanding principal balance of this Note shall be due and payable at the close of business on the five-year anniversary of the date of this Note, or the next following Business Day (the “Maturity Date”). For purposes of this Note, the term “Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close. All payments on this Note shall be applied first to the payment of accrued and unpaid interest, and then to the reduction of the outstanding principal balance.

3.       Prepayment Right. Maker shall have the right to prepay at any time, in whole or in part, the outstanding amount of accrued interest and principal balance of this Note, without premium or penalty. Payments or prepayments under this Note may be made from time-to-time by Maker in cash, or by providing Holder with a credit towards its payment obligations to Maker under Sections 2(b) and 2(c) of that certain Tax Sharing Agreement, dated on or about the date hereof, between Maker and Holder.

4.       Modifications. From time to time, without affecting the obligation of Maker to pay the outstanding principal balance, and without giving notice to or obtaining the consent of Maker, Holder may, at the option of Holder, extend the time for payment of the outstanding principal balance or any part thereof, reduce the payments hereunder, release any person liable hereunder, accept a renewal or extension of this Note, join in any extension or subordination agreement, release any security given herefor, take or release security, or agree in writing with Maker to modify the Interest Rate or any other provision of this Note.

5.       Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

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(a)       failure of Maker to pay any portion of the outstanding principal balance or any portion of the accrued interest thereon when due, whether on any Maturity Date or by declaration, acceleration, demand or otherwise, and such default shall continue for a period of thirty (30) days after the date such payment is due;

(b)       failure of Maker to perform or observe any other material term, covenant or agreement to be performed or observed by Maker pursuant to this Note and such default shall continue for fifteen (15) days after Maker has been notified by Holder in writing of the occurrence of such default;

(c)       (i) a court having jurisdiction shall enter a decree or order for relief in respect of Maker in an involuntary case under Title 11 of the United States Code (as now and hereafter in effect, or any successor thereto, the “Bankruptcy Code”) or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Maker under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or an order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Maker or over all or a substantial part of Maker’s property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Maker for all or a substantial part of Maker’s property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Maker, and in the case of any event described in this clause (ii), such event shall have continued for one hundred and twenty (120) days unless dismissed, bonded or discharged; or

(d)       an order for relief shall be entered with respect to Maker or Maker shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or the taking of possession by a receiver, trustee or other custodian for all or a substantial part of Maker’s property; or Maker shall make an assignment for the benefit of creditors; or Maker shall be unable or fail, or shall admit in writing Maker’s inability, to pay his debts as such debts become due.

6.       Remedies. Upon the occurrence of an Event of Default specified in Section 5(c) or Section 5(d) above, the principal amount of this Note together with accrued interest thereon shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Maker). Upon the occurrence and during the continuance of any other Event of Default Holder may, by written notice to Maker, declare the principal amount of this Note together with accrued interest thereon to be due and payable, and the principal amount of this Note together with such interest shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by Maker). In such event, Holder shall have the right, in addition to all other rights and remedies hereunder or under any other document, to foreclose or to require foreclosure of any or all liens securing the payment hereof.

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7.       Remedies Cumulative; Waiver. The remedies of Holder as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively or together, in the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same; such waiver or release to be affected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

8.       Purpose of Loan. Maker certifies that the loan evidenced by this Note is obtained for business or commercial and not household purposes, and that the proceeds thereof shall not be used for the purchase of margin stock.

9.       Miscellaneous Provisions.

(a)       Maker waives, to the fullest extent permitted by law, demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, any duty or obligation of Holder to effect, protect, perfect, retain or enforce any security for the payment of this Note or to proceed against any collateral before otherwise enforcing this Note.

(b)       Maker, and each endorser and cosigner of this Note, acknowledges and agrees that the provisions of this Note will be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

(c)       Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Note shall only be brought in any federal court or state court located in Los Angeles County, State of California, and Maker consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on Maker or Holder anywhere in the world, whether within or without the jurisdiction of any such court.

(d)       Any notice or other communication required or permitted pursuant to this Agreement shall be in writing, and sent (whether by hand, mail, telecopy or otherwise) with all postage or other charges prepaid, to the addressee at its address or telecopy number set forth below or to such other address or telecopy number as may be provided by notice hereunder. Any notice or other communication hereunder shall be deemed given only upon receipt by the addressee.

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If to Holder:	FAT Brands Inc.
9720 Wilshire Boulevard, Suite 500
Beverly Hills, CA 90212
Attn: Chief Financial Officer
Fax: ____________________

If to Maker:	Fog Cutter Capital Group Inc.
9720 Wilshire Boulevard, Suite 500
Beverly Hills, CA 90212
Attn: Chief Executive Officer
Fax: (310) 319-1863

(e)       Maker agrees to reimburse Holder for all costs, including, without limitation, reasonable attorneys’ fees, incurred to collect this Note if this Note is not paid when due, including, but not limited to, attorneys’ fees incurred in connection with any bankruptcy proceedings instituted by or against Maker (including relief from stay litigation).

(f)       If any provision hereof is for any reason and to any extent, invalid or unenforceable, then neither the remainder of the document in which such provision is contained, nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforceable to the maximum extent permitted by law.

(g)       This Note may not be modified or amended orally, but only by a modification or amendment in writing signed by each of Holder and Maker.

(h)       In the event that at any time any payment received by Holder hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall otherwise be deemed to be due to any party other than Holder, then, in any such event, the obligation to make such payment shall survive any cancellation of this Note and/or return thereof to Maker and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof.

(i)       Time is of the essence hereof.

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IN WITNESS WHEREOF, Maker has executed this Intercompany Promissory Note as of the day and year first above written.

“MAKER”

Fog Cutter Capital Group Inc.

By:	/s/ Andrew Wiederhorn
Name:	Andrew Wiederhorn
Title:	President and CEO

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